Exhibit 2

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

AGREEMENT AND PLAN OF MERGER made this 2nd day of July 2003 by and among GPN NETWORK, INC., a Delaware corporation ("Parent"), GPN ACQUISITION CORP., a Delaware corporation ("Sub"), and IMMUNEREGEN BIOSCIENCES, INC., a Delaware corporation (the "Company").

                                    Recitals:
                                    ---------

A. The respective Boards of Directors of Parent and the Company have determined that a merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective shareholders, and such Boards of Directors have approved such Merger, pursuant to which shares of Common Stock of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger (as defined in Section 1.03) will be converted into the right to receive Common Stock of Parent ("Parent Common Stock") other than Dissenting Shares (as defined in Section 2.01(d)).

B. Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

C. For federal income tax purposes, the parties intend that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   The Merger
                                   ----------

1.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Corporations Code (the "Delaware Statutes"), Sub shall be merged with and into the Company at the Effective Time of the Merger. At the Effective Time of the Merger, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall continue under the name ImmuneRegen BioSciences, Inc.

1.02 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
7.01 and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the business day after satisfaction of the conditions set forth in
Article VI (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Article VI) (the "Closing Date"), at the offices of Kirkpatrick & Lockhart LLP, unless another date, time or place is agreed to in writing by the parties hereto.

1.03 EFFECTIVE TIME OF MERGER. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall file articles of merger (the "Articles of Merger") executed in accordance with the relevant provisions the Delaware Statutes and shall make all other filings or recordings required under the Delaware Statutes. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretaries of State of Delaware, or at such other time as is permissible in accordance with the Delaware Statutes and as Parent and the Company shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being the "Effective Time of the Merger").

1.04 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the Delaware Statutes.

1.05   ARTICLES OF INCORPORATION; BYLAWS; PURPOSES.

       (a) The Articles of Incorporation of the Company in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

       (b) The Bylaws of the Company in effect at the Effective Time of the Merger shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

       (c) The purposes of the Surviving Corporation and the total number and par value of its authorized capital stock shall be as set forth in the Articles of Incorporation of the Company in effect immediately prior to the Effective Time of the Merger until such time as such purposes and such number and par value may be amended as provided in the Articles of Incorporation of the Surviving Corporation and by applicable law.

1.06 DIRECTORS. The directors of the Company at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

1.07 OFFICERS. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                              Effect of the Merger
                              on the Capital Stock
                         of the Constituent Corporations
                         -------------------------------

2.01 EFFECT ON CAPITAL STOCK. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holders of shares of Company Common Stock or any shares of capital stock of Sub:

       (a) COMMON STOCK OF SUB. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one share of Common Stock of the Surviving Corporation and shall be the issued and outstanding capital stock of the Surviving Corporation.

       (b) CANCELLATION OF PARENT-OWNED COMPANY COMMON STOCK. Each share of Company Common Stock that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

       (c) CONVERSION OF COMPANY COMMON STOCK. Except as otherwise provided herein, each issued and outstanding share of Company Common Stock shall be converted into fully paid and nonassessable shares of Parent Common Stock in accordance with the Exchange Ratio described in Section 2.02 (the "Merger Consideration").

       (d) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger held by a holder (if any) who has the right to demand payment for and an appraisal of such shares in accordance with the Delaware Statutes ("Dissenting Shares") shall not be converted into a right to receive Merger Consideration unless such holder fails to perfect or otherwise loses such holder's right to such payment or appraisal, if any. If, after the Effective Time of the Merger, such holder fails to perfect or loses any such right to appraisal, each such share of such holder shall be treated as a share that had been converted as of the Effective Time of the Merger into the right to receive Merger Consideration in accordance with this Section 2.01. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

       (e) CANCELLATION AND RETIREMENT OF COMPANY COMMON STOCK. As of the Effective Time of the Merger, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration to be issued in consideration therefor upon surrender of such certificate in accordance with
Section 2.04.

2.02   EXCHANGE RATIO.  The "Exchange Ratio" is as follows:

Each share of Company Common Stock shall be converted into one share of Parent Common Stock in the Merger, an Exchange Ratio of 1:1.

2.03   STOCK OPTIONS; WARRANTS.

       (a) ASSUMPTION. At the Effective Time of the Merger, all options to purchase Company Shares then outstanding under the Company's 2003 Stock Option, Deferred Stock and Restricted Stock Plan (the "Company Option Plan"), and all
                                               -------------------
options to purchase Company Shares then outstanding which are not under the Company Option Plan, in each case whether vested or unvested, and the Company Option Plan itself, shall be assumed by Parent in accordance with Section 2.03(b) hereof, and at the Effective Time of the Merger all warrants to purchase Company Shares then outstanding (collectively, the "Company Warrants") shall be
                                                    ----------------
assumed by Parent in accordance with Section 2.03(c) hereof.

       (b) STOCK OPTIONS. At the Effective Time of the Merger, each outstanding option to purchase Company Shares (each, a "COMPANY STOCK OPTION"), whether or not granted under the Company Option Plan, whether or not vested, shall by virtue of the Merger be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time of the Merger (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of Company Shares that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time of the Merger multiplied by the Exchange Ratio, rounded up to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per Company Share at which such Company Stock Option was exercisable immediately prior to the Effective Time of the Merger by the Exchange Ratio, rounded up to the nearest whole cent. Parent shall comply with the terms of all such Company Stock Options and use its best efforts to ensure, to the extent required by, and subject to the provisions of, the Company Option Plan and permitted under the Code or other relevant laws and regulations that any Company Stock Option that qualified for tax treatment under Section 424(b) of the Code prior to the Effective Time of the Merger continue to so qualify after the Effective Time of the Merger. Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of all Company Stock Options on the terms set forth in this Section 2.03(b).

       (c) COMPANY WARRANTS. At the Effective Time of the Merger, each outstanding Company Warrant, whether or not exercisable, will be assumed by Parent. Each Company Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Warrant immediately prior to the Effective Time of the Merger, except that (i) each Company Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Shares that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time of the Merger multiplied by the Exchange Ratio, rounded up to the nearest whole number of shares of Parent Common Stock, and
(ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Warrant will be equal to the quotient determined by dividing the exercise price per share of the Company Shares at which such Company Warrant was exercisable immediately prior to the Effective Time of the Merger by the Exchange Ratio, rounded up to the nearest whole cent. As soon as reasonably practicable after the Effective Time of the Merger, Parent will issue to each holder of an outstanding Company Warrant a notice describing the foregoing assumptions of such Company Warrant by Parent.

2.04   EXCHANGE OF CERTIFICATES.

       (a) EXCHANGE AGENT. As soon as reasonably practicable as of or after the Effective Time of the Merger, Parent shall deposit the Merger Consideration with U.S. Stock Transfer Corporation (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II.

       (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time of the Merger, each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of shares of Parent Common Stock into which the aggregate number of shares of Company Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time of the Merger, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of certificates for Parent Common Stock as hereinabove provided. If any certificate for such Parent Common Stock is to be issued in a name other than that in which the certificate for Company Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to Parent or its transfer agent any transfer or other taxes or other costs required by reason of the issuance of certificates for such Parent Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of Parent or its transfer agent that all taxes have been paid. Until surrendered as contemplated by this Section 2.04(b), each certificate for shares of Company Common Stock shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 2.01.

       (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate for shares of Company Common Stock with respect to the shares of Parent Common Stock represented thereby until the surrender of such certificate in accordance with this Article II.

       (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of certificates representing shares of Company Common Stock in accordance with the terms of this
Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such certificates.

       (e) NO LIABILITY. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Company Common Stock shall not have been surrendered prior to December 31, 2003 any such shares, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

                                  ARTICLE III

                         Representations and Warranties
                         ------------------------------

3.01 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent and Sub as follows:

(a) ORGANIZATION, STANDING AND CORPORATE POWER. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 8.03) with respect to the Company. Attached as Schedule 3.01(a) of the disclosure schedule ("Disclosure
                     ----------------
Schedule") delivered to Parent by the Company at the time of execution of this Agreement are complete and correct copies of the Articles of Incorporation and Bylaws of the Company.

       (b) SUBSIDIARIES. The Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

       (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, par value $0.001 per share and 10,000,000 shares which are undesignated Preferred Stock, par value $0.001 per share. Subject to any Permitted Changes (as defined in Section 4.01(a)(ii)) there are 10,531,585 shares of Common Stock and no shares of Preferred Stock issued and outstanding. No shares of Company Common Stock are issuable upon exercise of outstanding Company Stock Options and 63,755 shares of Company Common Stock are issuable upon exercise of outstanding Company Warrants. Except as set forth above, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on Schedule 3.01(c) of the Disclosure Schedule, there are no outstanding
         ----------------
bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth on Schedule 3.01(c) of the Disclosure
                                         ----------------
Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. The outstanding indebtedness for borrowed money of the Company is set forth on
Schedule 3.01(c) of the Disclosure Schedule. Other than the Company Stock
----------------
Options and Company Warrants, there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company. Schedule 3.01(c) of the Disclosure Schedule sets forth the
                      ----------------
ownership of the capital stock of the Company. Except as set forth on Schedule
                                                                      --------
3.01(c), there are no agreements or arrangements pursuant to which the Company
-------
is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act") or other agreements or arrangements with or among any securityholders of the Company with respect to securities of the Company.

       (d) AUTHORITY; NONCONTRAVENTION. The Company has the requisite corporate and other power and authority to enter into this Agreement and to consummate the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) the Articles of Incorporation or Bylaws of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state or local government or any court, administrative agency or commission or other governmental authority, agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except, with respect to this Agreement, for the filing of the Articles of Merger with the Secretaries of Delaware.

       (e) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2003, the date of its most recent financial statements, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any material adverse change with respect to the Company; (ii) any condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Company; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.01 without prior consent of Parent; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

       (f)   LITIGATION; LABOR MATTERS; COMPLIANCE WITH LAWS.

             (i) There is no suit, action or proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

             (ii) The Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to the Company.

             (iii) The conduct of the business of the Company complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

       (g)   BENEFIT PLANS.  Except as described on Schedule 3.01(g) of the
                                                    ----------------
Disclosure Schedule, the Company is not a party to any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director of the Company (collectively, "Benefit Plans").

       (h)   CERTAIN EMPLOYEE PAYMENTS.  Except as described on Schedule 3.01(h)
                                                                ----------------
of the Disclosure Schedule, the Company is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of the Company of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

       (i) TAX RETURNS AND TAX PAYMENTS. The Company has timely filed all Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. No material claim for unpaid Taxes has been made or become a lien against the property of the Company or is being asserted against the Company, no audit of any Tax Return of the Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect. As used herein, "taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees,, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

       (j) ENVIRONMENTAL MATTERS. The Company is in compliance with all applicable Environmental Laws. "Environmental Laws" means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws.

       (k) MATERIAL CONTRACT DEFAULTS. The Company has provided or made available to Parent copies of all material contracts, agreements, commitments, arrangements, leases, policies or other instruments to which it is a party or by which it is bound ("Material Contracts") all of which are listed on Schedule
                                                                    --------
3.01(k) of the Disclosure Schedule. The Company is not, or has not, received any
-------
notice or has any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default.

       (l) PROPERTIES. The Company has good, clear and marketable title to all the properties and assets reflected in the latest balance sheet as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, material to the Company's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all liens.

       (m) TRADEMARKS AND RELATED CONTRACTS. The Company owns (in each case, clear of any liens and claims), all trademarks, trade names, copyrights, know-how and processes ("Intellectual Property") used in or necessary for the conduct of its business as currently conducted which are material to the condition (financial and other), business, or operations of the Company. To the best knowledge of the Company, (i) the use of such Intellectual Property by the Company does not infringe on the rights of any person, (ii) no person is infringing on any right of the Company with respect to any such trademarks, trade names, copyrights, know-how or processes, and (iii) no claims have been asserted against the Company with respect to the Intellectual Property that if upheld against the Company could adversely affect the Company's business or operations.

       (n) BOARD RECOMMENDATION. The Board of Directors of the Company has unanimously determined that the terms of the Merger are fair to and in the best interests of the shareholders of the Company and recommended that the holders of the shares of Company Common Stock approve the Merger.

       (o) REQUIRED COMPANY VOTE. The affirmative vote of a majority of the shares of each of the Company Common Stock is the only vote of the holders of any class or series of the Company's securities necessary to approve the Merger (the "Company Shareholder Approval").

3.02 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Parent and Sub represent and warrant to the Company as follows:

       (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Parent, Sub and the other Parent Subsidiaries (as defined in Section 3.02(b)) is (or at Closing will be) duly organized, validly existing and in good standing under the laws of the State of Delaware, as is applicable, and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent, Sub and the other Parent Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to Parent. Parent has delivered to the Company complete and correct copies of its Certificate of Incorporation and Bylaws and the articles of incorporation (or other organization documents) and bylaws of Sub and the other Parent Subsidiaries (the "Parent Disclosure Schedule").

       (b) SUBSIDIARIES. The only direct or indirect subsidiaries of Parent are listed in Schedule 3.02(b) of the Parent Disclosure Schedule (together with
              ----------------
Sub, the "Parent Subsidiaries"). All the outstanding shares of capital stock of each such Parent Subsidiary which is a corporation have been validly issued and are fully paid and nonassessable and, except as set forth in Schedule 3.02(b) of
                                                             ----------------
the Parent Disclosure Schedule, are owned (of record and beneficially) by Parent, free and clear of all Liens. Except for the capital stock of its subsidiaries which are corporations, Parent does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

       (c) CAPITAL STRUCTURE. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, $0.001 par value, of which 1,184,065 shares of Parent Common Stock are issued and outstanding. 265,182 shares of Parent Common Stock are issuable upon the exercise of outstanding warrants, convertible notes and options. 3,000,000 shares of Parent Common Stock are reserved for issuance pursuant to Stock Option Plans (the "Parent Stock Plans"). Also authorized are 10,000,000 shares of preferred stock, $0.001 par value, none of which is issued and outstanding. Except as set forth above, no shares of capital stock or other equity securities of Parent are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except as set forth in Schedule 3.02(c), there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Parent may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its subsidiaries is a party or by which any of them is bound obligating Parent or any its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Parent or any of its subsidiaries. The authorized capital stock of Sub consists of 75,000 shares of common stock, no par value per share, 1,000 shares of which have been validly issued, are fully paid and nonassessable, were issued in compliance with all applicable state and federal laws concerning the issuance of securities, and are owned by Parent, free and clear of any lien.

       (d) AUTHORITY; NONCONTRAVENTION. Parent and Sub have all requisite corporate authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of each of Parent and Sub, enforceable against each such party in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the articles of incorporation or bylaws of Parent or Sub or the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to Parent or could not prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent, Sub or any other subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent or Sub or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for the filing of the Articles of Merger with the Secretaries of State of Delaware and such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the "blue sky" laws of various states.

       (e) S.E.C. DOCUMENTS; UNDISCLOSED LIABILITIES. Parent has filed all reports, schedules, forms, statements and other documents as required by the Securities and Exchange Commission (the "S.E.C.") and Parent has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed with the S.E.C. (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent S.E.C. Documents"). As of their respective dates, the Parent S.E.C. Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as the case may be, and the rules and regulations of the S.E.C. promulgated thereunder applicable to such Parent S.E.C. documents, and none of the Parent S.E.C. Documents (including any and all consolidated financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in Schedule 3.02(e) of the Parent Disclosure Schedule and except to the extent revised or superseded by a subsequent filing with the S.E.C. (a copy of which has been provided to the Company prior to the date of this Agreement), none of the Parent S.E.C. Documents contains any untrue statement of a material fact or omits to state any material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in such Parent S.E.C. Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the S.E.C. with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the S.E.C.) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Parent's independent accountants). Except as set forth in the Parent S.E.C. Documents, at the date of the most recent audited financial statements of Parent included in the Parent S.E.C. Documents, neither Parent nor any of its subsidiaries had, and since such date neither Parent nor any of such subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Parent.

       (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent S.E.C. Documents, since the date of the most recent financial statements included in the Parent S.E.C. Documents, Parent has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been: (i) any material adverse change with respect to Parent; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Parent; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.02 without the prior consent of the Company; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement.

       (g) INTERIM OPERATIONS OF SUB. Sub was formed in April 2003 solely for the purpose of engaging in the transactions contemplated hereby, has (or will have) engaged in no other business activities and has (or will have) conducted its operations only as contemplated hereby.

       (h)   BENEFIT PLANS.  Except as set forth on Schedule 3.02(h), Parent is
                                                    ----------------
not a party to any Benefit Plans.

       (i) ENVIRONMENTAL MATTERS. Parent and its subsidiaries are in compliance with all Environmental Laws.

                                   ARTICLE IV

                              Covenants Relating to
                       Conduct of Business Prior to Merger
                       -----------------------------------

4.01   CONDUCT OF BUSINESS OF THE COMPANY.

       (a) CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise specifically required by the terms of this Agreement), the Company shall act and carry on its business in the usual, regular and ordinary course of business consistent with past practice and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, advertisers, distributors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time of the Merger.

       (b) CHANGES IN EMPLOYMENT ARRANGEMENTS. The Company shall not amend the employment arrangements of any of its employees.

       (c) SEVERANCE. The Company shall not grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof.

       (d) TAX ELECTIONS. The Company shall not make any tax election or settle or compromise any federal, state, local or foreign income tax liability.

       (e) During the period from the date of this Agreement to the Effective Time of the Merger, the Company shall not, without prior consent of the Parent:

             (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify or otherwise alter the Parent Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except as expressly provided herein, or (z) purchase, redeem or otherwise acquire any shares of Parent Common Stock or other securities convertible into or exchangeable for such shares, except as expressly provided herein;

             (ii) authorize for issuance, issue, deliver or sell any shares of Parent Common Stock, Parent Preferred Stock or other securities convertible into or exchangeable for such shares;

             (iii) make any changes in its Articles of Incorporation or Bylaws;

             (iv) mortgage, pledge or subject to lien or encumbrance any of its assets;

             (v)     waive any rights of value;

             (vi) incur any debt, guarantee any debt of other parties or commit or make any capital expenditures or investments;

             (vii) make any loan, accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination payment to any of its present or former officers or employees;

             (viii)  change its method of accounting or management;

             (ix)    enter into any transactions;

             (x)     hire any persons;

             (xi)    adopt or enact any Benefit Plans;

             (xii) grant or agree to grant any options, warrants or other rights for its stock, bonds or other corporate securities calling for the issuance thereof; or

             (xiii)  sell, transfer or agree to sell or transfer any assets.

4.02   CONDUCT OF BUSINESS OF PARENT.

       (a) During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise specifically required by the terms of this Agreement), Parent shall use its reasonable best efforts to preserve intact its and its subsidiaries' current business organizations, keep available the services of their current officers and employees and preserve their relationships with others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time of the Merger.

       (b) During the period from the date of this Agreement to the Effective Time of the Merger, Parent shall not, without the prior consent of the Company:

             (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify or otherwise alter the Parent Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except as expressly provided herein, or (z) purchase, redeem or otherwise acquire any shares of Parent Common Stock or other securities convertible into or exchangeable for such shares, except as expressly provided herein;

             (ii) authorize for issuance, issue, deliver or sell any shares of Parent Common Stock, Parent Preferred Stock or other securities convertible into or exchangeable for such shares;

             (iii) make any changes in its Articles of Incorporation or Bylaws;

             (iv) mortgage, pledge or subject to lien or encumbrance any of its assets;

             (v)     waive any rights of value;

             (vi) incur any debt, guarantee any debt of other parties or commit or make any capital expenditures or investments;

             (vii) make any loan, accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination payment to any of its present or former officers or employees;

             (viii)  change its method of accounting or management;

             (ix)    enter into any transactions;

             (x)     hire any persons;

             (xi)    adopt or enact any Benefit Plans;

             (xii) grant or agree to grant any options, warrants or other rights for its stock, bonds or other corporate securities calling for the issuance thereof; or

             (xiii)  sell, transfer or agree to sell or transfer any assets.

                                   ARTICLE V

                              Additional Agreements
                              ---------------------

5.01 SHAREHOLDERS MEETINGS. The Company will, as promptly as practicable following the execution of this Agreement, call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") for the purpose of approving this Agreement and the transactions contemplated by this Agreement.

5.02   ACCESS TO INFORMATION; CONFIDENTIALITY.

       (a) The Company shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to Parent and its representatives reasonable access during normal business hours during the period prior to the Effective Time of the Merger to its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its officers, employees and representatives to, furnish promptly to Parent all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of the Company set forth herein and compliance by the Company of its obligations hereunder, during the period prior to the Effective Time of the Merger, Parent shall provide the Company and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable the Company to confirm the accuracy of the representations and warranties of Parent set forth herein and compliance by Parent and Sub of their obligations hereunder, and, during such period, Parent shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish promptly to the Company upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, each of the Company and Parent will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.

       (b) No investigation pursuant to this Section 5.02 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

5.03 BEST EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement. Parent, Sub and the Company will use their best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments and including such consents, approvals, waivers, permits or authorizations as may be required to transfer the assets and related liabilities of the Company to the Surviving Corporation in the Merger, in connection with the transactions contemplated by this Agreement, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. Parent and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Merger.

5.04 INDEMNIFICATION. For three (3) years after the Effective Time of the Merger, Surviving Corporation shall indemnify all present and former directors or officers of the Company for acts and omissions occurring prior to the Effective Time of the Merger to the fullest extent now provided in its certificate of incorporation or bylaws consistent with applicable law.

5.05 PUBLIC ANNOUNCEMENTS. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

5.06   EXPENSES.

       (a) If Parent or Company terminates this Agreement pursuant to Section 7.01(d) or 7.01(e) hereof respectively, the other party shall reimburse the terminating party (promptly after submission of statements therefor) for all out-of-pocket expenses and fees actually incurred by it or on its behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement in connection with the negotiation, preparation, execution and performance of this Agreement up to a maximum of $50,000.

       (b) Except as provided above, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

5.07 DIRECTORSHIPS. At the Effective Time of the Merger, Parent's Board of Directors will take all action to cause the Board of Directors of Parent to consist of Michael K. Wilhelm, Mark Witten, David Harris and Theodore M. Staahl to be directors of Parent; immediately thereafter Todd Ficeto shall resign as a Director of Parent.

5.08 NO SOLICITATION. Except as previously agreed to in writing by the Company, Parent shall not authorize or permit any of its officers, directors, agents, representatives, or advisors to (a) solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any merger, consolidation, business combination, recapitalization or similar transaction involving Parent other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Merger or which would or could be expected to dilute the benefits to the Company of the transactions contemplated hereby. Parent will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

                                   ARTICLE VI

                              Conditions Precedent
                              --------------------

6.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

       (a) SHAREHOLDER APPROVAL. The Company Shareholder Approval shall have been obtained.

       (b) OTCBB CLEARANCE. The shares of Parent Common Stock shall have been cleared for quotation on the Over-the-Counter Bulletin Board.

       (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

       (d) NO DISSENT. Holders of no more than twenty percent (20%) of the Company's Common Stock shall have dissented to the Merger.

6.02 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

       (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the president of the Company to such effect.

       (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to the Company or adversely affect the ability of the Company to consummate the transactions herein contemplated or perform its obligations hereunder), and Parent shall have received a certificate signed on behalf of the Company by the president of the Company to such effect.

       (c) CONSENTS, ETC. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

       (d) NO LITIGATION. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or any of its subsidiaries any damages that are material in relation to Parent and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of its subsidiaries of any material portion of the business or assets of the Company, Parent or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of its subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or Common Stock of the Surviving Corporation, including, without limitation, the right to vote the Company Common Stock or Common Stock of the Surviving Corporation on all matters properly presented to the shareholders of the Company or the Surviving Corporation, respectively, or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company.

       (e) REVERSE SPLIT. The Company shall have effected a 1-for-1 reverse split of Company common stock.

6.03 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the following conditions:

       (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of Parent by the president of Parent to such effect.

       (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND SUB. Parent and Sub shall have performed the obligations required to be performed by them under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to Parent or adversely affect the ability of Parent to consummate the transactions herein contemplated or perform its obligations hereunder), and the Company shall have received a certificate signed on behalf of Parent by the president of Parent to such effect.

       (c) NO LITIGATION. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person, any suit, action or proceeding which has a reasonable likelihood of success), which could reasonably be expected, if adversely determined, to result in criminal or material uninsured and unindemnified or unindemnifiable personal liability on the part of one or more directors of the Company, (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company, Parent or of its any subsidiaries, as a result of the Merger.

       (d) CONSENTS, ETC. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

       (e) REVERSE SPLIT. The Company shall have effected a 1-for-20 reverse split of Parent common stock.

                                  ARTICLE VII

                        Termination, Amendment and Waiver
                        ---------------------------------

7.01 TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger:

       (a)   by mutual written consent of Parent and the Company;

       (b) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

       (c) by either Parent or the Company if the Merger shall not have been consummated on or before July 31, 2003 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time of the Merger);

       (d) by Parent, if the Company willfully fails to perform in any material respect any of its material obligations under this Agreement; or

       (e) by the Company, if Parent or Sub willfully fails to perform in any material respect any of their respective material obligations under this Agreement.

7.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of the last sentence of Section 5.02(a) and this Section 7.02. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

7.03 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

7.04 EXTENSION; WAIVER. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

7.05 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver of this Agreement pursuant to
Section 7.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors.

                                  ARTICLE VIII

                               General Provisions
                               ------------------

8.01 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger. This
Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

8.02 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (a)   if to Parent or Sub, to:

             GPN Network, Inc.
             1901 Avenue of the Stars
             Suite 1500
             Los Angeles, CA 90067
             Attn:  Todd Ficeto, President
             Fax:  (310) 286-2373

       (b)   if to the Company, to:

             ImmuneRegen BioSciences, Inc.
             8655 E. Via De Ventura
             Suite E-155
             Scottsdale, AZ  85258
             Attn:    Michael Wilhelm, President
             Fax:     (480) 922-4781

             with a copy to:

             Kirkpatrick & Lockhart, LLP
             10100 Santa Monica Boulevard
             7th Floor
             Los Angeles, CA  90067
             Attn:  Thomas J. Poletti, Esq.
             Fax:  (310) 552-5001

8.03   DEFINITIONS.  For purposes of this Agreement:

       (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

       (b) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of Parent to the consummation of the Merger);

       (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

       (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

8.04 INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

8.05 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

8.06 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

8.07 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

8.08 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of California, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Los Angeles Superior Court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement to the extent such courts would have subject matter jurisdiction with respect to such dispute, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

8.09 SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

8.10 COUNTERPARTS. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more such counterparts shall have been executed by each of the parties and delivered to the other parties.

       IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers (or representatives in the case of Sub) to execute this Agreement as of the date first above written.


                                        GPN NETWORK, INC.


                                        By:      /s/ Todd Ficeto
                                           -------------------------------------
                                                 Name:    Todd Ficeto
                                                 Title:   President


                                        GPN ACQUISITION CORP.


                                        By:      /s/ Todd Ficeto
                                           -------------------------------------
                                                 Name:    Todd Ficeto
                                                 Title:   President


                                        IMMUNEREGEN BIOSCIENCES, INC.


                                        By:      /s/Michael Wilhelm
                                           -------------------------------------
                                                 Name:    Michael Wilhelm
                                                 Title:   President

                             SECRETARY'S CERTIFICATE
                                       OF
                              GPN ACQUISITION CORP.


         I, Todd Ficeto, Secretary of GPN ACQUISITION CORP., Inc., a Delaware corporation (the "Company") hereby certify, as such Secretary of the Company:

         1. The Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the Company by an authorized officer of the Company, was duly approved by all of the stockholders of the Company pursuant to a Unanimous Written Consent of Stockholders dated June 26, 2003, signed by all the stockholders, for the purpose of considering and taking action upon said Agreement of Merger;

         2. 1,000 shares of stock of the Company were on said date issued and outstanding and that the holders of all of the issued and outstanding shares of stock signed the Unanimous Written Consent of Stockholders and that thereby the Agreement of Merger was duly adopted as the act of the stockholders of the Company.



       IN WITNESS WHEREOF, I have signed this certificate as of July 2, 2003.



                                                 /s/Todd Ficeto
                                                 -------------------------------
                                                 Todd Ficeto
                                                 as Secretary

                             SECRETARY'S CERTIFICATE
                                       OF
                          IMMUNEREGEN BIOSCIENCES, INC.


         I, Steven Scronic, Secretary of ImmuneRegen BioSciences, Inc., a Delaware corporation (the "Company") hereby certify, as such Secretary of the
Company:

         1. The Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the Company by an authorized officer of the Company, was duly approved by all of the stockholders of the Company pursuant to a Unanimous Written Consent of Stockholders dated June 26, 2003, signed by all the stockholders, for the purpose of considering and taking action upon said Agreement of Merger;

         2. 11,728,333 shares of stock of the Company were on said date issued and outstanding and that the holders of all of the issued and outstanding shares of stock signed the Unanimous Written Consent of Stockholders and that thereby the Agreement of Merger was duly adopted as the act of the stockholders of the Company.


       IN WITNESS WHEREOF, I have signed this certificate as of July 2, 2003.



                                                 /s/ Steven Scronic
                                                 -------------------------------
                                                 Steven Scronic
                                                 as Secretary